UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63-0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4909 SE International Way, Portland, Oregon	97222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 653-8881

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Blount International, Inc. [NYSE: “BLT”] (“Blount” or the “Corporation”) announced that the Compensation Committee of its Board of Directors (the “Board”) on February 8, 2005 granted special bonus awards to three executive officers and two directors for “extraordinary services” in connection with the Corporation’s more than two-year long process of revising Blount’s capital structure, reducing long-term indebtedness and emerging as a corporation not owned by a 50% or more controlling stockholder for the first time in its history.

President and Chief Executive Officer James S. Osterman was awarded $200,000, Senior Vice President and Chief Financial Officer Calvin E. Jenness and Senior Vice President - General Counsel and Secretary Richard H. Irving, III each were awarded $150,000 and directors R. Eugene Cartledge and Eliot M. Fried, who is also Chairman of the Board, were each awarded $50,000.

These awards were separate and distinct from the Compensation Committee’s awards of annual bonuses earned pursuant to the Corporation’s Executive Management Annual Incentive Plan, which were announced at the same meeting. Under this Plan, Mr. Osterman earned $634,833, Mr. Jenness $256,000 and Mr. Irving $305,000.

Blount, based in Portland, Oregon with offices around the world, has three principal business segments: Outdoor Products, Industrial & Power Equipment and Lawnmowers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blount International, Inc.,

Date:	February 9, 2005	By:	/s/ Richard H. Irving III
Richard H. Irving III Senior Vice President, General Counsel and Secretary